Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William J. Wagner and W. Guy Ormsby as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Registration Statement on Form S-1 by Chicopee Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ William J. Wagner William J. Wagner Chairman of the Board, President and Chief Executive Officer (principal executive officer) Chicopee Bancorp, Inc.	March 17, 2006

/s/ W. Guy Ormsby W. Guy Ormsby	March 17, 2006
Executive Vice President, Chief Financial Officer, Treasurer and Director (principal financial and accounting officer) Chicopee Bancorp, Inc.

/s/ Thomas J. Bardon Thomas J. Bardon	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ James H. Bugbee James H. Bugbee	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Arthur F. DuBois Arthur F. DuBois	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Louis E. Dupuis Louis E. Dupuis	March 17, 2006
Director Chicopee Bancorp, Inc.

Douglas K. Engebretson
Director Chicopee Bancorp, Inc.

/s/ Edward J. Fitzgerald Edward J. Fitzgerald	March 17, 2006
Director Chicopee Bancorp, Inc.

David P. Fontaine
Director Chicopee Bancorp, Inc.

/s/ William J. Giokas William J. Giokas	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Francine Jasinski Hayward Francine Jasinski Hayward	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ James P. Lynch James P. Lynch	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ William D. Masse William D. Masse	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Edmund J. Mekal Edmund J. Mekal	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ John P. Moylan John P. Moylan	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Gregg F. Orlen Gregg F. Orlen	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Paul C. Picknelly Paul C. Picknelly	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Barry W. Soden Barry W. Soden	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Edwin M. Sowa Edwin M. Sowa	March 17, 2006
Director Chicopee Bancorp, Inc.

/s/ Judith T. Tremble Judith T. Tremble	March 17, 2006
Director Chicopee Bancorp, Inc.